Exhibit 10.17

             Amendment No. 4 to Omega Employee Stock Ownership Plan

                           OMEGA FINANCIAL CORPORATION

                          EMPLOYEE STOCK OWNERSHIP PLAN

                      (Restated, Effective January 1, 1997)

                                 AMENDMENT NO. 4

      Omega Financial Corporation, a Pennsylvania corporation (the "Employer"), hereby adopts this amendment to the Omega Financial Corporation Employee Stock Ownership Plan ("Plan"). This amendment is adopted pursuant to Section 17.01 of the Plan.

      1. Section 7.05(c) of the Plan is hereby amended to read as follows:

            "(c) Portion of Account Subject to Diversification. An election by a Participant to diversify the investments in his/her Company Stock Subaccount pursuant to this Section shall not exceed the number of shares determined by multiplying the number of shares of Company Stock allocated to such Participant's Company Stock Subaccount (including shares of Company Stock the value of which has been previously diversified pursuant to this Section), by 25% or, with respect to the last Plan Year in the Qualified Election Period, 50%, reduced by the number of shares of Company Stock of any prior diversification made pursuant to this Section. Notwithstanding the preceding sentence to the contrary, during the ninety days following the end of each Plan Year after the Qualified Election Period, a Participant may elect to diversify the investments in his/her Company Stock Subaccount provided that the diversification shall not exceed the number of shares determined by multiplying the number of shares of Company Stock allocated to such Participant's Company Stock Subaccount (including shares of Company Stock the value of which has been previously diversified pursuant to this Section), by 50%, reduced by the number of shares of Company Stock of any prior diversification made pursuant to this Section. The diversification election provided in the preceding sentence shall not be available to a Participant if such election would cause the Plan to violate the requirements of Section 401(a) of the Code."

      2. This amendment shall be effective as of January 1, 2003.


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      IN WITNESS WHEREOF, and as evidence of the adoption of this amendment, the
Employer has caused the same to be executed and attested by its duly authorized officers this 27th day of January, 2003.

ATTEST:                                     OMEGA FINANCIAL CORPORATION


         /s/ David N. Thiel                 By: /s/ David B. Lee
              Secretary                     Title: Chairman and CEO


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